House Tenancy Contract

Signature Date: December 25 of 2003

Leasee: Guizhou Yibai Pharmaceutical Company Limited (hereinafter called Party A)

Tel: (0851) 4705590

Leaser: Guizhou Yibai Xingye Pharmaceutical Co., Ltd. (hereinafter called Party B)

Tel: (0851) 4719892

Party A and Party B reach the following clauses after they negotiate and dependent on fairness and mutual benefit:

I.

Tenancy address: No. 220-2, Baiyun Avenue of Guiyang City

II.

Leased Floor and Area:

Floor: 1st Floor

Area: 15995 m2

III.

Tenancy price: in 2004, the annual rent is RMB 240 thousand (including security, cleaning and service that Party A offers Party B), water and power fee is RMB 60 thousand per year. The later rent for each year will be discussed.

IV.

Rent payment: the rent is calculated from January 1 of 2004, Party B should pay off the rent for one year on December 30 of 2004. For later rent, Party B should pay off the rent of the 1st half year before the end of the year.

V.

Tenancy period: the tenancy period of the contract is temporarily 3 years, from January 1 of 2004 to December 31 of 2006.

VI.

During using the house, Party B should protect devices of the building, if there has any damage, Party B should be responsible for repair, otherwise Party A has right to punish Party B as twice forfeit (not including few consumables), and when Party B repairs, it should inform Party A about the design plan in advance, after Party A agrees, the repair will be done. The builders should have entrance certificate, and they start working after duty and in holiday. Or, Party B should remove by itself and recover its former status, if the building’s structure is damaged, Party B should bear all economic and safe effects.

VII.

Party A offers the telephone that has been installed to Party B, and Party B pays the fee.

VIII.

After the agreement is signed, two parties should abide by and they shouldn’t disobey, and the disobeyed party should bear the other party’s economic loss. If Party B can’t implement the contract, Party A has right to terminate the contract. Party B should obey “Common rule” of Party A during the tenancy, if Party B disobeys, it will be punished according to the management regulation. If Party B disobeys several times and Party A dissuades ineffectively, Party A has right to terminate the contract ahead of schedule.

IX.

To strengthen fire control of the building, prevent fire, protect public and private property and personal safety, according to national regulation and spirit of “Fire control ordinance of Guizhou Province” and combined with real status of the building, Party B should admit and obey the following rules:

A.

Party B leases Party A’s house, the legal person of Party B is also the responsible person of fire control and he/she is responsible for fire control;

B.

Party B should educate the staff to obey the regulation, strengthen fire control consciousness, adept at and grasp to using fire control devices; any one person shouldn’t damage, move or peculate fire control devices;

C.

Party B shouldn’t bring or put combustible and explosive dangerous things in the building. Party B shouldn’t burn electric furnace in the room, or install electrical wire.

D.

Party B should closely cooperate with Party A for fire control; if there has any hidden troubles and symptom of the fire, it should take measures, and report to Party A’s security department in time;

E.

If Party B disobeys relative regulation of fire control and house management and the fire accident happens, Party B’s legal person is responsible for it and legal liability from the production.

X.

According to the regulation of “Temporary ordinance” from the public safety bureau, Party B should offer Party A business license, legal person certificate and copy of ID card. Party A shouldn’t intervene Party B’s normal business activity. Meanwhile, if Party B disobeys national law and regulation during business activity, Party B shouldn’t bear all economic compensation and law liability and they aren’t relative with Party A.

XI.

After Party B signs the tenancy contract, in order not to influence other leasers’ normal working, if it move in and out of the building, it should negotiate the time with the logistics department in advance and take entry information for logistics department’s service preparation. Please obey the following time for moving in and out of the building:

A.

On Saturdays and Sundays;

B.

From Monday to Friday: 12:00-14:00

                        After 18:00

XII.

For the matters not mentioned here, two parties should negotiate and solve.

XIII.

After the tenancy period expires, Party B shares preferential re-tenancy right with same condition. The agreement has four copies and two parties have two copies respectively.

Party A: (Stamp)  Guizhou Yibai Pharmaceutical Company Limited

Stamped by Guizhou Yibai Pharmaceutical Company Limited

Party B: (Stamp)  Guizhou Yibaixingye Medicals Co., Ltd.

Stamped by Guizhou Yibai Xingye Pharmaceutical Co., Ltd.

Supplementary Agreement for House Tenancy

Leasee: Guizhou Yibai Pharmaceutical Company Limited (hereinafter called Party A)

Tel: (0851) 4705590

Leaser: Guizhou Yibaixingye Medicals Co., Ltd. (hereinafter called Party B)

Tel: (0851) 4719892

Party A and Party B reach the following clauses after they negotiate and dependent on fairness and mutual benefit:

I.

Party A and Party B signed “House Tenancy Contract” on December 25 of 2003, and tenancy period for the house at that time was three years. At present, consideration of Party B’s long-term production and business, after two parties’ negotiation, prolong the tenancy period to December 31 of 2010, and the other clauses of the tenancy contract aren’t changeable.

II.

The supplementary agreement has two copies and they have same legal efficiency.

Party A: Guizhou Yibai Pharmaceutical Company Limited

Stamped by Guizhou Yibai Pharmaceutical Company Limited

July 13 of 2005

Party B: Guizhou Yibai Xingye Pharmaceutical Co., Ltd.

Stamped by Guizhou Yibai Xingye Pharmaceutical Co., Ltd.

July 13 of 2005

Supplementary Agreement of House Tenancy

Leasee: Guizhou Yibao Pharmaceutical Company Limited (hereinafter called Party A) Tel: (0851) 4705590

Leaser: Guizhou Baite Medicals Co., Ltd. (hereinafter called Party B)

Tel: (0851) 4719892

Party A and Party B reach the following clauses regarding the supplement to the “House Tenancy Agreement” (the “Agreement”) signed on December 25, 2002 after they negotiate and dependent on fairness and mutual benefit:

I. Item II of the Agreement, leased place and area: for Party B’s production requirement, it continuously leases Party A’s injection workshop, capsule workshop, syrup capsule, suppository and lotion workshop and administration office, and the total area is 64380m2. Party B also leases part of the machineries placed in the workshops as mentioned above.

II. Item III of the Agreement, tenancy price: RMB 500 thousand/year, including RMB 60 thousand/year for utility. (Including security service that Party A offers Party B)

III. Item V of the Agreement, tenancy period: from the date that signs the contract to December 31 of 2010.

IV. If Party B reconstructs all houses including GMP (containing the houses leased on December 25 of 2002) during it leases and forms the increment, after this tenancy contract is terminated, it belongs to Party A.

V. Other clauses are applicable for the tenancy contract signed by two parties on December 25 of 2002.

VII. The agreement has four copies; two parties have two copies respectively.

Party A: Guizhou Yibai Pharmaceutical Company Limited

Stamped by Guizhou Yibai Pharmaceutical Company Limited

January 4 of 2006

Party B: Guizhou Yibai Xingye Pharmaceutical Co., Ltd.

Stamped by Guizhou Yibai Xingye Pharmaceutical Co., Ltd.

January 4 of 2006